Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS
SCOTTSDALE, AZ, March 12, 2014 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) reported today results for the quarter and full year ended December 31, 2013.
Fourth Quarter 2013 Summary

•	Invested $104 million to acquire 633 single-family homes, a 15% increase in our aggregate investment and a 12% increase in number of homes owned compared to the prior quarter.

•	Increased the number of leased properties by 458 properties, or 11%, compared to the prior quarter.

•	Achieved an occupancy rate of 75% on the total portfolio and 86% on properties owned six months or longer.

•	Increased rents by an average of 3.4% on renewals.

•	Funded $18 million in short-term private mortgage loans.

•	Owned $42 million in short-term private mortgage loans with a weighted-average interest rate of 11.8%.

•	Total revenue was $13.2 million, an increase of 20%, compared to the prior quarter.

•	Core FFO attributable to common stockholders was break-even.

•	FFO attributable to common stockholders was $(0.8) million, or $(0.03) per diluted share.

•
Financial results include $1.8 million in reduced revenue and additional charges related to the default and subsequent lease termination with a preferred operator and $0.4 million in severance related charges.

•	Successfully issued and sold $115 million 3.25% exchangeable senior notes due 2018.
Full Year 2013 Summary

•	Invested $582 million to acquire 4,298 single-family homes.

•	Owned a portfolio of 6,073 single-family homes located in 13 states for a total investment of $802 million.

•	Core FFO attributable to common stockholders was $5.1 million, or $0.19 per diluted share.

•	FFO attributable to common stockholders was $(3.5) million, or $(0.13) per diluted share.

•	Ratio of total debt to total gross assets was 31% as of year-end.

•
Amended and restated our revolving credit facility expanding our bank group and increasing the maximum borrowing capacity to $380 million, with an accordion feature that permits increasing capacity to $500 million.

•	Successfully completed the Company's IPO for net proceeds of $265 million.
“We had an outstanding year in 2013 and made tremendous progress in expanding our robust platform for long-term success in the single-family rental market,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “We increased the number of homes in our portfolio by more than 240% during the year, which required us to refine and enhance the processes, systems and procedures needed to effectively manage these assets. The strong internal capabilities we developed enabled us to restore more than 3,500 homes, sign leases on more than 2,300 homes and renew more than 700 existing leases during the year.  As a result of our increasingly efficient operating platform, we have been able to quickly convert our acquisitions into cash flowing assets."

“During the fourth quarter, we continued to execute our core growth strategies and build depth within our targeted markets. However, our bottom line results were negatively impacted by the default of one of our preferred operators. We have terminated our Master Leases with this operator and assumed management of these Company-owned properties within our self-managed portfolio."

“We expect 2014 to be another year of strong growth in the portfolio and increasing profitability as we continue to improve efficiencies. We have recently retained Deutsche Bank to serve as our lead banker to assist in structuring and negotiating a securitization transaction. Raising capital through a securitization is expected to provide in excess of $300 million in medium-term debt, reduce our cost of capital and enable us to continue funding our acquisition strategy in 2014,” said Mr. Schmitz.

Financial Results
Total Revenue
Total revenue for the quarter ended December 31, 2013 increased $2.1 million to $13.2 million, compared to $11.1 million for the quarter ended September 30, 2013, and increased $11.0 million, compared to $2.2 million for the quarter ended December 31, 2012. Total revenue for the year ended December 31, 2013 increased $35.1 million to $38.0 million, compared to $2.9 million for the period from March 30, 2012 (inception) through December 31, 2012. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from the leases of an additional 458 homes, offset by a $1.1 million reduction in revenue related to the default and subsequent lease termination with a preferred operator.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended December 31, 2013 increased $(3.9) million to $(8.4) million, or $(0.26) per diluted share, compared to $(4.5) million, or $(0.14) per diluted share, for the quarter ended September 30, 2013, and increased $(5.8) million, compared to $(2.6) million, or $(0.21) per diluted share, for the quarter ended December 31, 2012. Net loss attributable to common stockholders for the year ended December 31, 2013 increased $(18.9) million to $(25.0) million, or $(0.92) per diluted share, compared to $(6.1) million, or $(0.53) per diluted share, for the period from March 30, 2012 (inception) through December 31, 2012. The increase in net loss attributable to common stockholders from the prior quarter is primarily attributable to the following items:

•	$1.1 million in reduced revenue and a $0.7 million charge to real estate taxes related to the default and subsequent lease termination with a preferred operator;

•	$1.2 million increase in depreciation and amortization due to the increase in our portfolio;

•	$0.4 million charge to general, administrative and other expense related to severance charges; and

•
$1.7 million increase in interest expense related to higher average borrowings under our revolving credit facility and the exchangeable senior notes issued in November 2013, which includes $0.3 million in non-cash interest expense related to the amortization of the discount on our exchangeable senior notes.

FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended December 31, 2013 decreased $2.7 million to $(0.8) million, or $(0.03) per diluted share, compared to $1.9 million, or $0.06 per diluted share, for the quarter ended September 30, 2013, and increased $0.4 million compared to $(1.2) million, or $(0.10) per diluted share, for the quarter ended December 31, 2012. FFO attributable to common stockholders for the year ended December 31, 2013 increased $0.9 million to $(3.5) million, or $(0.13) per diluted share, compared to $(4.4) million, or $(0.38) per diluted share, for the period from March 30, 2012 (inception) through December 31, 2012.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended December 31, 2013 decreased $2.2 million to $0.0 million, compared to $2.2 million, or $0.07 per diluted share, for the quarter ended September 30, 2013, and increased $0.8 million, compared to $(0.8) million, or $(0.07) per diluted share, for the quarter ended December 31, 2012. Core FFO attributable to common stockholders for the year ended December 31, 2013 increased $8.7 million to $5.1 million, or $0.19 per diluted share, compared to $(3.6) million, or $(0.32) per diluted share, for the period from March 30, 2012 (inception) through December 31, 2012.
Portfolio Highlights
Real Estate Acquisitions
From October 1, 2013 to December 31, 2013, the Company acquired 633 single-family homes, of which 291 are in Texas, 103 are in Tennessee, 88 are in North Carolina, 59 are in Illinois, 31 are in Georgia, 23 are in Indiana, 16 are in Arizona, 11 are in Ohio, 7 are in Florida, 2 are in South Carolina and 2 are in Nevada, and incurred renovation and re-tenancy costs on the Company’s existing portfolio, for a total investment of approximately $104 million.
Portfolio
As of December 31, 2013, the Company owned 6,073 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $802 million. As of December 31, 2013, approximately 75% of the Company’s portfolio was leased.
During the fourth quarter 2013, the Company terminated the leases with three of its preferred operators. The Company has assumed management of these Company-owned properties, which the preferred operators had been operating pursuant to the leases, and transferred 828 homes into its self-managed portfolio, of which 336 homes are in Indiana, 166 homes are in Arizona, 163 homes are in Georgia, 138 homes are in Florida, 14 homes are in Nevada and 11 homes are in North Carolina.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	As of December 31, 2013		As of September 30, 2013		As of December 31, 2012
	Number of Homes	% Leased	Number of Homes	% Leased	Number of Homes	% Leased
Portfolio of single-family homes
Self-managed	5,478	72%	4,077	66%	1,228	65%
Preferred operator program	595	100%	1,363	100%	547	100%
Total	6,073	75%	5,440	75%	1,775	76%
Portfolio of single-family homes owned for six months or longer
Self-managed	3,660	84%	1,521	87%	70	79%
Preferred operator program	429	100%	1,010	100%	—	—%
Total	4,089	86%	2,531	92%	70	79%
Recent Developments
For the period from January 1, 2014 to February 28, 2014, the Company acquired 308 single-family homes for a total purchase price of approximately $46 million and contracted to acquire 340 additional homes for a total purchase price of approximately $53 million. Of the homes the Company acquired or contracted to acquire during this period, 259 homes are in Texas, 140 homes are in Tennessee, 93 homes are in Georgia, 61 homes are in Indiana, 49 homes are in North Carolina, 28 homes are in Florida, 15 homes are in Illinois, 1 home is in Arizona, 1 home is in Ohio and 1 home is in Nevada. There is no assurance that the Company will close on the properties it has under contract.
Conference Call
The Company will host a conference call commencing at 11:00 AM Eastern Daylight Time on Thursday, March 13, 2014, to discuss its financial results for the quarter ended December 31, 2013 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 36772483. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.americanresidentialproperties.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning March 13, 2014 at 1:30 PM Eastern Daylight Time, until March 27, 2014 at 11:59 PM Eastern Daylight Time. To access the replay, dial (888) 843-7419 and use conference ID 36772483. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company’s plans for future growth, profitability and a securitization transaction. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.
All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	December 31, 2013 (unaudited)	December 31, 2012
Assets
Investment in real estate:
Land	$158,795	$44,381
Building and improvements	627,881	171,598
Furniture, fixtures and equipment	6,930	1,994
	793,606	217,973
Less: accumulated depreciation	(18,058)	(1,277)
Investment in real estate, net	775,548	216,696
Mortgage financings	43,512	13,025
Cash and cash equivalents	24,294	101,725
Acquisition deposits	282	217
Rents and other receivables, net	2,906	1,703
Due from related party	43	26
Deferred leasing costs and lease intangibles, net	2,454	1,576
Deferred financing costs, net	6,558	44
Investment in unconsolidated ventures	26,611	10,060
Goodwill	3,500	3,500
Other, net	8,494	855
Total assets	$894,202	$349,427
Liabilities and Equity
Liabilities:
Revolving credit facility	$169,000	$—
Exchangeable senior notes	99,377	—
Accounts payable and accrued expenses	12,862	2,438
Security deposits	3,995	626
Prepaid rent	1,549	132
Total liabilities	286,783	3,196
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,171,102 and 18,387,257 shares issued and outstanding at December 31, 2013 and 2012, respectively	322	184
Additional paid-in capital	628,210	346,851
Accumulated deficit	(31,122)	(6,139)
Total American Residential Properties, Inc. stockholders’ equity	597,410	340,896
Non-controlling interests	10,009	5,335
Total equity	607,419	346,231
Total liabilities and equity	$894,202	$349,427

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	Period from March 30, (inception) to December 31,
	2013	2012	2013	2012
Revenue:
Self-managed rental revenue	$10,680	$1,245	$26,110	$1,746
Preferred operator rental revenue	926	449	6,244	449
Management services (related party)	115	93	442	238
Interest and other	1,515	381	5,164	497
Total revenue	13,236	2,168	37,960	2,930
Expenses:
Property operating and maintenance	3,621	574	8,536	912
Real estate taxes	2,780	375	6,095	608
Homeowners’ association fees	424	211	1,170	330
Acquisition	140	434	3,890	760
Depreciation and amortization	7,826	1,382	22,193	1,804
General, administrative and other	4,056	1,902	16,374	4,837
Interest	2,856	—	5,113	—
Total expenses	21,703	4,878	63,371	9,251
Loss from continuing operations before equity in net income of unconsolidated ventures	(8,467)	(2,710)	(25,411)	(6,321)
Equity in net (loss) income of unconsolidated ventures	(50)	83	60	83
Net loss and comprehensive loss	(8,517)	(2,627)	(25,351)	(6,238)
Net loss and comprehensive loss attributable to non-controlling interests	139	40	368	99
Net loss and comprehensive loss attributable to common stockholders	$(8,378)	$(2,587)	$(24,983)	$(6,139)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.26)	$(0.21)	$(0.92)	$(0.53)
Weighted-average number of shares of common stock outstanding	32,124,930	12,059,132	27,130,348	11,536,193

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds From Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,	Period from March 30, (inception) to December 31,
	2013	2012	2013	2012
Net loss	$(8,517)	$(2,627)	$(25,351)	$(6,238)
Add: Depreciation and amortization of real estate assets	7,686	1,363	21,817	1,776
FFO	$(831)	$(1,264)	$(3,534)	$(4,462)
FFO attributable to common stockholders(1)	$(818)	$(1,245)	$(3,483)	$(4,392)
FFO per share of common stock, basic and diluted	$(0.03)	$(0.10)	$(0.13)	$(0.38)
Weighted-average number of shares of common stock outstanding:
Basic	32,124,930	12,059,132	27,130,348	11,536,193
Diluted(2)	32,124,930	12,059,132	27,130,348	11,536,193

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.40% and 98.48%, for the three months ended December 31, 2013 and 2012, respectively, and 98.55% and 98.42% for the twelve months ended December 31, 2013 and the period from March 30, 2012 (inception) through December 31, 2012, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,	Period from March 30, (inception) to December 31,
	2013	2012	2013	2012
FFO	$(831)	$(1,264)	$(3,534)	$(4,462)
Add: Non-recurring cash compensation paid upon completion of the IPO	—	—	1,000	—
Add: Non-recurring stock-based compensation related to the vesting of LTIP units upon completion of the IPO	—	—	3,142	—
Add: Acquisition expense(1)	140	434	3,890	760
Add: Severance expense	430	—	430	—
Add: Non-cash interest expense related to amortization of discount on exchangeable senior notes	266	—	266	—
Core FFO	$5	$(830)	$5,194	$(3,702)
Core FFO attributable to common stockholders(2)	$5	$(817)	$5,119	$(3,644)
Core FFO per share of common stock, basic and diluted	$—	$(0.07)	$0.19	$(0.32)
Weighted-average number of shares of common stock outstanding:
Basic	32,124,930	12,059,132	27,130,348	11,536,193
Diluted(3)	32,684,249	12,059,132	27,535,807	11,536,193

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.40% and 98.48%, for the three months ended December 31, 2013 and 2012, respectively, and 98.55% and 98.42% for the twelve months ended December 31, 2013 and the period from March 30, 2012 (inception) through December 31, 2012, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metropolitan division, or metro division, as of December 31, 2013, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Aggregate Investment (thousands)	Average Investment Per Home (1)	Percentage Leased (2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,380	$197,015	$142,764	87%	17	1,714
Houston, TX	956	$136,354	$142,630	73%	6	1,876
Dallas-Fort Worth, TX	584	$92,441	$158,289	61%	12	2,096
Chicago, IL	496	$64,745	$130,534	100%	55	1,406
Other Texas	249	$41,925	$168,373	53%	10	1,957
Inland Empire, CA	213	$37,956	$178,197	91%	16	1,915
Raleigh, NC	203	$29,654	$146,079	71%	9	1,710
Nashville, TN	224	$29,423	$131,353	51%	11	1,704
Charlotte, NC-SC	191	$28,056	$146,890	30%	9	1,958
Winston-Salem, NC	223	$27,849	$124,883	82%	12	1,409
Indianapolis, IN	493	$26,621	$53,998	72%	58	1,228
Atlanta, GA	260	$23,085	$88,788	67%	20	1,664
Florida	233	$18,135	$77,833	81%	12	1,310
Other California	82	$10,382	$126,610	88%	36	1,336
Las Vegas, NV	68	$7,119	$104,691	75%	15	1,553
Other MSA/Metro Divisions	218	$31,354	$143,826	50%	9	1,597
Total/Weighted Average	6,073	$802,114	$132,079	75%	20	1,696

(1)
For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of December 31, 2013, in descending order of aggregate investment.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home (1)	Average Capital Expenditures Per Home (2)	Average Investment Per Home (3)	Aggregate Investment (thousands)	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,380	$137,714	$5,050	$142,764	$197,015	87%	17	1,714	$1,015	8.6%
Houston, TX	956	$138,885	$3,745	$142,630	$136,354	73%	6	1,876	$1,309	11.3%
Dallas-Fort Worth, TX	584	$149,535	$8,754	$158,289	$92,441	61%	12	2,096	$1,429	10.9%
Other Texas	249	$159,905	$8,468	$168,373	$41,925	53%	10	1,957	$1,488	10.9%
Inland Empire, CA	213	$156,722	$21,475	$178,197	$37,956	91%	16	1,915	$1,382	9.3%
Raleigh, NC	203	$141,371	$4,708	$146,079	$29,654	71%	9	1,710	$1,247	9.9%
Nashville, TN	224	$129,250	$2,103	$131,353	$29,423	51%	11	1,704	$1,114	13.8%
Charlotte, NC-SC	191	$141,324	$5,566	$146,890	$28,056	30%	9	1,958	$1,236	10.1%
Winston-Salem, NC	223	$122,748	$2,135	$124,883	$27,849	82%	12	1,409	$1,086	10.4%
Atlanta, GA	260	$86,508	$2,280	$88,788	$23,085	67%	20	1,664	$970	14.2%
Indianapolis, IN	394	$55,457	$401	$55,858	$22,008	65%	56	1,244	$789	17.5%
Florida	233	$75,348	$2,485	$77,833	$18,135	81%	12	1,310	$811	13.0%
Other California	82	$108,496	$18,114	$126,610	$10,382	88%	36	1,336	$1,042	9.8%
Las Vegas, NV	68	$96,553	$8,138	$104,691	$7,119	75%	15	1,553	$1,012	11.5%
Other MSA/Metro Divisions	218	$138,626	$5,200	$143,826	$31,354	50%	9	1,608	$1,141	10.3%
Total/Weighted Average	5,478	$128,321	$5,442	$133,763	$732,756	72%	16	1,732	$1,134	10.4%

(1)	Average purchase price includes broker commissions and closing costs.

(2)	Represents average capital expenditures per home as of December 31, 2013. Does not include additional expected or future capital expenditures.

(3)	Represents average purchase price plus average capital expenditures.

(4)
Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, HOA fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Preferred Operator Program Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes that the Company’s preferred operators manage by MSA and metro division as of December 31, 2013, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Aggregate Investment (thousands)	Percentage Leased (2)	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Home Paid by Preferred Operator to Us (3)	Annual Rent as a Percentage of Average Investment Per Home (4)
Chicago, IL	496	$130,534	$64,745	100%	55	1,406	$785	7.2%
Indianapolis, IN	99	$46,596	$4,613	100%	62	1,162	$349	9.0%
Total/Weighted Average	595	$116,568	$69,358	100%	57	1,366	$712	7.3%

(1)
Represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under its preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease.

(3)	Represents the initial annual base rent payable to the Company by the preferred operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease.

(4)
Represents annualized average monthly rent paid by the preferred operator to the Company as a percentage of the Company’s average investment per home. The rent paid by the preferred operator is net of all taxes, insurance, other expenses and capital expenses (including significant capital improvements) for which the preferred operator is responsible.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes
Owned for Six Months or Longer—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes owned for at least six months as of December 31, 2013, in descending order of number of homes.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Homes Leased	Homes Vacant (2)	Percentage Leased
Phoenix, AZ	1,224	$135,378	1,083	141	86%
Indianapolis, IN	437	$51,961	324	113	74%
Houston, TX	410	$138,559	354	56	86%
Chicago, IL	360	$131,279	360	—	100%
Atlanta, GA	222	$79,671	166	56	75%
Florida	217	$73,956	184	33	85%
Inland Empire, CA	213	$178,199	193	20	91%
Dallas-Fort Worth, TX	203	$160,315	175	28	86%
Winston-Salem, NC	188	$124,570	176	12	94%
Nashville, TN	120	$94,819	109	11	91%
Raleigh, NC	101	$133,842	74	27	73%
Other Texas	95	$160,716	72	23	76%
Other California	82	$126,612	72	10	88%
Charlotte, NC-SC	65	$142,505	42	23	65%
Las Vegas, NV	64	$101,925	50	14	78%
Other MSA/Metro Divisions	88	$118,293	69	19	78%
Total/Weighted Average	4,089	$121,515	3,503	586	86%

(1)	Represents average purchase price plus average capital expenditures.

(2)	As of December 31, 2013, 306 homes were available for rent, 268 homes were undergoing renovation and 12 homes were occupied with no lease.